Exhibit 99.2

Miromatrix Investor FAQ

Pending Acquisition by United Therapeutics Corporation

October 30, 2023

Why did Miromatrix agree to be acquired by United Therapeutics?

This transaction provides Miromatrix Medical Inc. (Nasdaq: MIRO) shareholders with a substantial premium and allows them to participate in the potential upside of the combination with United Therapeutics Corporation (Nasdaq: UTHR) through the Contingent Value Right (CVR) described below. United Therapeutics is dedicated to rectifying the severe shortage of transplantable organs, which is aligned with the mission of Miromatrix, and has the resources to accelerate the development of the Miromatrix product pipeline. The Board of Directors of Miromatrix believes that this transaction is in the best interest of Miromatrix shareholders and unanimously recommends that shareholders tender their shares in response to the tender offer described below once it has commenced.

What are the terms of the transaction, including the Contingent Value Right?

United Therapeutics will pay Miromatrix shareholders up to $5.00 per share in cash, composed of a $3.25 per share payment at closing plus a CVR representing the right to receive an additional $1.75 per share if Miromatrix’s development-stage, fully-implantable kidney product known as mirokidney™ is implanted into a living human patient by the end of 2025 in a clinical trial that meets the requirements described in the form of CVR Agreement attached to the Merger Agreement. This transaction represents a 213% premium based on the closing payment, and a 381% premium if the CVR is achieved, in both cases when compared to Miromatrix’s closing stock price on October 27, 2023.

What needs to happen to close the transaction?

In the coming days, United Therapeutics will commence a tender offer for the outstanding shares of Miromatrix’s common stock. In order to close, a majority of Miromatrix’s shares must be tendered into the offer and a number of other customary closing conditions must be satisfied.

When do you expect to close the transaction?

The transaction is expected to close in December 2023, subject to the satisfaction of customary closing conditions. The tender offer documents also will be subject to review by the U.S. Securities and Exchange Commission, which may impact timing.

Did Miromatrix consider alternative transactions?

After exploring a number of financing, partnering, and acquisition alternatives, the Miromatrix Board of Directors unanimously determined that the acquisition proposed by United Therapeutics is in the best interest of Miromatrix shareholders in light of the company’s stage of development, future cash needs, stock price, and prevailing market conditions. Additional detail on the alternatives considered by the Miromatrix Board will be included in the tender offer materials to be filed by Miromatrix with the Securities and Exchange Commission in the coming days.

ADDITIONAL INFORMATION REGARDING THE PROPOSED TRANSACTION

The tender offer described in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Miromatrix or any other securities, nor is it a substitute for the tender offer materials described herein. At the time the planned tender offer is commenced, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by United Therapeutics and its wholly owned subsidiary Morpheus Subsidiary Inc. with the Securities and Exchange Commission (the “SEC”), and a solicitation/recommendation statement on Schedule 14D-9 will be filed by Miromatrix with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY BOTH THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, IN EACH CASE, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related letter of transmittal, certain other tender offer documents, and the Solicitation/Recommendation Statement on Schedule 14D-9 will be made available to all stockholders of Miromatrix at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting Innisfree M&A Incorporated, the Information Agent for the tender offer, at (877) 456-3463 (toll free) or by email at info@innisfreema.com. Copies of the documents filed with the SEC by Miromatrix may be obtained at no charge on Miromatrix’s website at https://miromatrix.gcs-web.com/financial-information/sec-filings or by contacting Miromatrix’s Investor Relation Contact at ir@miromatrix.com. In addition to the Offer to Purchase, the related letter of transmittal and certain other tender offer documents, and the Solicitation/Recommendation Statement on Schedule 14D-9, Miromatrix files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public from commercial document-retrieval services at the SEC’s website at http://www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this filing regarding matters that are not historical facts are forward-looking statements. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “potential,” “projects,” “would,” and “future,” or similar expressions, are intended to identify forward-looking statements.

Forward-looking statements contained in this filing include, but are not limited to statements relating to: the timing of the consummation of the business combination transaction between United Therapeutics and Miromatrix (the “Transaction”); the potential financial upside of the Transaction; United Therapeutics’ dedication to addressing the severe shortage of transplantable organs; and the acceleration of Miromatrix’s pipeline. Each of these forward-looking statements involves substantial risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements, including, without limitation, risks and uncertainties related to: the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect Miromatrix’s business and the price of Miromatrix’s common stock; the failure to satisfy the conditions to the consummation of the Transaction, including the tender of a majority of the outstanding shares of Miromatrix’s common stock; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the Transaction on Miromatrix’s business relationships, operating results, and business generally; risks that the proposed Transaction disrupts current plans and operations of Miromatrix or United Therapeutics and potential difficulties in Miromatrix’s employee retention as a result of the Transaction; risks related to diverting management’s attention from Miromatrix’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Miromatrix related to the merger agreement or the Transaction; the ability of United Therapeutics to successfully integrate Miromatrix’s operations and technology after the Transaction closes; future research and development results, including preclinical and clinical trial results; the timing or outcome of approvals or actions by the U.S. Food and Drug Administration, if any and other risks and uncertainties, such as those described in periodic and other reports filed by United Therapeutics and Miromatrix with the SEC, including their respective most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Any forward-looking statements are made based on the current beliefs and judgments of United Therapeutics’ and Miromatrix’s management, and the reader is cautioned not to rely on any forward-looking statements made by United Therapeutics or Miromatrix. Except as required by law, United Therapeutics and Miromatrix do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, whether as a result of new information, future events, or otherwise.